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Exhibit 10.22

            , 2005

Cold Spring Capital Inc.
51 Locust Avenue, Suite 302
New Canaan CT 06840

Re: Initial Public Offering

Gentlemen:

        The undersigned stockholder of Cold Spring Capital Inc. ("Company"), in consideration of Deutsche Bank Securities Inc. ("DBSI") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 5 hereof):

        1.     If the Company solicits approval of its stockholders of an Initial Transaction, the undersigned will vote all Insider Shares owned by it in accordance with the majority of the votes cast by the holders of the IPO Shares.

        2.     The undersigned will escrow its Insider Shares until six months after the consummation of an Initial Transaction subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

        3.     The undersigned hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Fund (as defined in the Letter of Intent) with respect to its Insider Shares and waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company to or against the Trust Fund and will not seek recourse against the Trust Fund for any reason whatsoever.

        4.     The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

        5.     As used herein, (i) an "Initial Transaction" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition or other similar business combination of one or more operating business, one or more portfolios of financial assets (including consumer and/or mortgage loans) or one or more real estate assets, or a series of such transactions, that has a fair market value of at least 80% of the Company's net worth at the time of such transaction (excluding the amount held in the trust account representing a portion of the fees of the underwriters, as more fully discussed in the Underwriting Agreement, dated as of            , 2005 between the Company and DBSI); (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO.

        [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned has executed this Letter Agreement as of the date first written above.

MAXWELL A. STRATTON TRUST
By:	Name: John M. Cornish Title: Trustee

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  Exhibit 10.22